CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Apollo Medical Holdings, Inc. (the “Company”) on Form 10-Q for the quarter ended April 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, A. Noel DeWinter, Chief Financial Officer and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. section 1350 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities     Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. section  1350 and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Dated: November 9, 2009	By:	/s/ A. NOEL DEWINTER
Noel DeWinter Chief Financial Officer